As Filed with the Securities and Exchange Commission on May 31, 2000

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                            CALTON ACQUISITION CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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            Delaware                                  9999                                 22-3729390
-------------------------------            ---------------------------                ----------------------
(State or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
 incorporation or organization)            Classification Code Number)                Identification Number)
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                          125 Half Mile Road, Suite 206
                           Red Bank, New Jersey 07701
                                 (732) 212-1285
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                              Anthony J. Caldarone
                      President and Chief Executive Officer
                            Calton Acquisition Corp.
                          125 Half Mile Road, Suite 206
                           Red Bank, New Jersey 07701
                                 (732) 212-1285
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                        Copies of all communications to:
                            Philip D. Forlenza, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

                         ------------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


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                                        Calculation of Registration Fee

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                                                     Proposed              Proposed
  Title of each Class of                             Maximum               Maximum
     Securities to be          Amount to be       Offering Price          Aggregate               Amount of
        Registered            Registered (1)      Per Share (2)       Offering Price(2)       Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
value per share              4,356,844 Shares        $0.0086               $37,500                 $10.00
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
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(1)  Represents the number of common shares of the Registrant to be issued in connection with the spin-off of shares representing 15% of the outstanding shares of common stock of the Registrant by Calton, Inc.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933 based on the book value of the common shares to be distributed.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

     The information in this Prospectus is not complete and may be changed. We may not sell or distribute these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated May 31, 2000

                                   PROSPECTUS

                                4,356,844 SHARES

                            CALTON ACQUISITION CORP.

                                  COMMON STOCK

     Calton, Inc. is distributing this Prospectus to each holder of its common stock in connection with the spin-off of 15% of the outstanding shares of common stock of its wholly owned subsidiary, Calton Acquisition Corp. Shareholders of Calton, Inc. will receive one (1) share of the common stock of Calton Acquisition Corp. for each share of common stock of Calton, Inc. that they own at the close of business on ________, 2000. Calton Acquisition Corp. is a newly formed corporation that intends to pursue a merger or other business combination with an operating business. After the spin-off, Calton Acquisition Corp. will be 85% owned by Calton, Inc. and 15% owned by the shareholders of Calton, Inc. Calton Acquisition Corp. will seek to have its common stock listed for trading on the OTC Bulletin Board.

     Shareholders of Calton, Inc. do not need to take any action in connection with the spin-off. Shareholders of Calton, Inc. do not have to pay for the shares of Calton Acquisition Corp. common stock that they will receive in the spin-off, nor do they have to surrender or exchange shares of Calton, Inc. common stock in order to receive shares of Calton Acquisition Corp. common stock. However, shareholders of Calton, Inc. will have to use their own resources to pay any tax liability arising out of the spin-off.

                              --------------------

     To read about risks associated with the spin-off transaction and owning the Calton Acquisition Corp. common shares that will be distributed to you, see "Risk Factors" beginning on page 3.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is _______, 2000.

     You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any distribution of the common stock. In this Prospectus, references to "we," "us" and "our" refer to Calton, Inc.

                                TABLE OF CONTENTS
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                                                                                                         Page
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Prospectus Summary........................................................................                 1
Risk Factors..............................................................................                 4
Forward-Looking Statements................................................................                 10
The Spin-Off Transaction..................................................................                 11
Dividend Policy...........................................................................                 14
Selected Calton Acquisition Corp. Financial Data..........................................                 15
Management's Discussion and Analysis of Calton Acquisition Corp. Financial Condition and                   15
     Results of Operations................................................................
Description of Calton Acquisition Corp. Business..........................................                 16
Management of Calton Acquisition Corp.....................................................                 20
Executive Compensation....................................................................                 23
Security Ownership of Certain Beneficial Owners and Management............................                 23
Description of Calton Acquisition Corp. Capital Stock.....................................                 24
Legal Matters.............................................................................                 26
Experts...................................................................................                 26
Available Information.....................................................................                 26
Index to Consolidated Financial Statements................................................                F-1
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


                               PROSPECTUS SUMMARY

     The following summary answers certain questions you may have with respect to our spin-off of Calton Acquisition Corp. and highlights selected information from this prospectus that is important to you. This summary does not contain all of the information about the spin-off. You should carefully read this entire prospectus, especially "Risk-Factors."

Q.   What Will Happen In The Spin-Off?

     In the spin-off, we will distribute to each of our shareholders a dividend of one (1) share of Calton Acquisition Corp. common stock for each share of Calton, Inc. common stock owned of record by such shareholder on ______, 2000. As a result of the spin-off, Calton Acquisition Corp. will be 85% owned by us and 15% owned by our shareholders.

Q.   What Is Calton Acquisition Corp.?

     Calton Acquisition Corp. was incorporated in the State of Delaware on April 20, 2000. It is a wholly owned subsidiary of ours formed to pursue a merger, acquisition or other business combination with an operating business.

     Calton Acquisition Corp.'s executive offices are located at 125 Half Mile Road, Suite 206, Red Bank, New Jersey 07701. Calton Acquisition Corp.'s telephone number is (732) 212-1280.

Q.   Why Are We Undertaking The Spin-Off?

     We are effecting the spin-off as part of our strategic plan to enhance shareholder value through the acquisition of, or combination with, one or more operating businesses. We believe that the creation of a separately publicly traded shell corporation may facilitate our ability to attract potential business acquisition or combination candidates, particularly those that wish to become publicly traded.

Q.   What Will I Receive In The Spin-Off?

     We are making a distribution of Calton Acquisition Corp. common stock to all holders of our common stock. For each share of our common stock you own on _____, 2000, you will receive one (1) share of Calton Acquisition Corp. common stock.

Q. Where Will Our Common Stock And Calton Acquisition Corp. Common Stock Be Traded Following The Spin-Off?

     Our common stock will continue to be traded on the American Stock Exchange under the symbol "CN". As of the date of this Prospectus, there is no public market for Calton Acquisition Corp. common stock. However, Calton Acquisition Corp. will seek to have its shares listed for trading on the OTC Bulletin Board as soon as practicable following the completion of the spin-off. We anticipate that pending trading on the OTC Bulletin Board, if any, the Calton Acquisition Corp common stock will trade in the "pink sheets" maintained by the National Quotation Bureau.

Q. Do I Have To Pay Federal Income Taxes On The Receipt Of Calton Acquisition Corp. Common Stock?

     Assuming we, taking into consideration any gain recognized by us in this spin-off, do not have any current or accumulated earnings and profits, which cannot be determined until our fiscal year-end, your receipt of the distribution will be subject to federal income taxation only to the extent that the fair market value of your shares of Calton Acquisition Corp. common stock exceeds the adjusted tax basis in your shares of our common stock.

Q.   When Will The Spin-Off Occur?

     We intend to effect the spin-off on or about _______, 2000, but it could be delayed.

Q.   What Will Our Business Be After The Spin-Off?

     We will continue to conduct the businesses we currently conduct through eCalton.com, Inc., a wholly-owned subsidiary which provides internet business solutions, and PrivilegeOne Networks, LLC, a company engaged in the development of a co-branded loyalty credit card in which we have a direct and indirect 50.4% equity interest. We will also continue to provide consulting services to Centex Real Estate Corporation pursuant to the agreement that we entered into when we sold Calton Homes to Centex in December 1998. In addition, we will continue to pursue potential acquisitions of, or combinations with, other operating businesses pursuant to our strategic plan.

Q.   What Will Calton Acquisition Corp.'s Business Be After The Spin-Off?

     Calton Acquisition Corp. will be a separate public company that will focus on merging with, acquiring or otherwise combining with an entity with an operating business.

Q.   Will Calton Acquisition Corp. Compete Against Us After The Spin-Off?

     We do not anticipate that the companies will compete against each other, however we can give no assurance that the companies will not ultimately be in competition.

                            KEY TERMS OF THE SPIN-OFF
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No Shareholder Action
Required............................No action is required by shareholders of Calton, Inc. to receive Calton
                                    Acquisition Corp. common stock in the spin-off.  You do not need to surrender
                                    Calton, Inc. common stock to receive Calton Acquisition Corp. common stock in the spin-off.  The number of shares of Calton, Inc. you own will not change as a result of the spin-off.

Record Date.........................You need to own Calton, Inc. common stock at the close of business on
                                    ___________, 2000 to receive Calton Acquisition Corp. Common Stock in the spin-off.

Spin-off Ratio......................You will receive one share of Calton Acquisition Corp. common stock for each share of Calton, Inc. Common Stock you own as of the close of business on
                                    ___________, 2000.

Shares to be Distributed............After the spin-off, we will own 85% of the outstanding common stock of Calton
                                    Acquisition Corp.  We will distribute approximately 4,357,000 shares of Calton
                                    Acquisition Corp., or 15% of its outstanding shares of common stock, in the spin-off.

Mailing Date........................Our transfer agent will mail Calton Acquisition Corp. common stock certificates to our shareholders (or, if appropriate, shares of Calton
                                    Acquisition Corp. common stock will be credited to their brokerage accounts)
                                    on or about ________, 2000.

                                    You will not receive new stock certificates for Calton, Inc. common stock.
                                    Your current certificates for Calton, Inc. common stock will be the certificates for Calton, Inc. common stock after the spin-off.

Tax Consequences....................Assuming we, taking into consideration any gain recognized by us in this spin-off, do not have any current or accumulated earnings and profits, which cannot be determined until our fiscal year-end, your receipt of the distribution will be subject to federal income taxation only to the extent that the fair market value of your shares of Calton Acquisition Corp. common stock exceeds the adjusted tax basis in your shares of our common stock.
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                                       3

                                  RISK FACTORS

     In assessing the impact of the spin-off on you as a Calton, Inc. shareholder, you should be aware of the following risks relating to the spin-off and to the operations of Calton Acquisition Corp.

Calton Acquisition Corp. is a new, highly leveraged company with no operating history and minimal assets.

     From its incorporation in April 2000 to the date of this prospectus, Calton Acquisition Corp. has had no operating history and neither revenues nor earnings from operations. Calton Acquisition Corp. has no significant assets or financial resources. Calton Acquisition Corp. has received a $250,000 equity contribution and a loan in the amount of $750,000 from us for working capital and general corporate purposes. The loan has a three year term and bears interest at a rate of 7% per annum. All principal and interest due in connection with the loan is to be paid in one payment on the loan's maturity date in April 2003. Calton Acquisition Corp. has sustained, and in all likelihood will continue to sustain, operating expenses without corresponding revenues, at least until the consummation of a business combination pursuant to its business plan. This may result in Calton Acquisition Corp. incurring a net operating loss which will increase continuously until Calton Acquisition Corp. can successfully implement its business plan. Calton Acquisition Corp. cannot assure you that its business plan will succeed, or that it will achieve or sustain profitability or positive cash flow from operations.

Calton, Inc. shareholders may incur federal and state taxes as a result of the spin-off.

     A Calton, Inc. shareholder may incur federal and state taxes as a result of the distribution of the Calton Acquisition Corp. shares. The amount of taxes to be incurred by an individual shareholder will depend on the value of the shares distributed on the date of the distribution, whether Calton, Inc. has accumulated earnings and profits during fiscal 2000 and, to a large degree, on the shareholder's income and deductions. As a result, we cannot make a meaningful estimate of such amount for any particular shareholder.

Calton Acquisition Corp. has not entered into an agreement for a business combination or other transaction.

     Calton Acquisition Corp. has no current arrangement, agreement or understanding with respect to engaging in a merger or business combination with, or acquisition of a specific business entity. Calton Acquisition Corp. can give no assurance that it will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by Calton Acquisition Corp. Calton Acquisition Corp. can give no assurance that it will be able to negotiate a business combination on terms favorable to Calton Acquisition Corp. Calton Acquisition Corp. has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which Calton Acquisition Corp. would not consider a business combination with such business entity. Accordingly, Calton Acquisition Corp. may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

An acquisition or business combination may result in significant dilution to shareholders of Calton Acquisition Corp. and a change in control and management.

     A business combination or acquisition involving the issuance of common stock by Calton Acquisition Corp. may result in shareholders of a target company obtaining a controlling interest in Calton Acquisition Corp. Frequently, mergers, acquisitions and business combinations involving "shell" corporations such as Calton Acquisition Corp. are consummated by issuing or transferring large blocks of the shell corporation's shares to the principals of the target business. Any such issuance will result in significant dilution to the shareholders Calton Acquisition Corp. The resulting change in control of Calton Acquisition Corp. could result in removal of the present officers and directors of Calton Acquisition Corp. and a corresponding reduction in or elimination of their participation in the future affairs of Calton Acquisition Corp.

Calton Acquisition Corp. may be able to consummate an acquisition transaction without the approval of its shareholders.

     Management of Calton Acquisition Corp., acting in compliance with the Delaware General Corporation Law, may be able to structure an acquisition transaction in a manner which will allow its Board of Directors to approve the selection of the operating business and all of the terms of the acquisition, including the appointment of successor officers and directors, without the need or request for shareholder approval.

There may be a scarcity of and competition for business opportunities and combinations.

     Calton Acquisition Corp. is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for Calton Acquisition Corp. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Calton Acquisition Corp. and, consequently, Calton Acquisition Corp. will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Calton Acquisition Corp. will also compete with numerous other small public and private companies in seeking merger or acquisition candidates.

Calton Acquisition Corp. may need additional financing in order to consummate a business combination.

     Although Calton Acquisition Corp. believes that the $1,000,000 debt and equity contribution we made will be sufficient to allow it to consummate a business combination, inasmuch as Calton Acquisition Corp. has not yet identified any prospective target business, it cannot ascertain the capital requirements for any particular transaction. In the event that the financial resources of Calton Acquisition Corp. prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, Calton Acquisition Corp. will be required to seek additional financing. Calton

Acquisition Corp. can give no assurance that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, Calton Acquisition Corp. would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, in the event of the consummation of a business combination, Calton Acquisition Corp. may require additional financing to fund the operations or growth of the target business. The failure by Calton Acquisition Corp. to secure such additional financing could have a material adverse effect on the continued development or growth of the target business.

Management will have limited time available to devote to the affairs of Calton Acquisition Corp.

     While seeking a business combination, Calton Acquisition Corp. management anticipates devoting only a limited amount of time per month to the business of Calton Acquisition Corp. Moreover, Calton Acquisition Corp. has not entered into written employment agreements with its officers and is not expected to do so in the foreseeable future. Calton Acquisition Corp. has also not obtained key man life insurance on its officers and directors. Notwithstanding the limited time commitment of management, loss of the services of these individuals would adversely affect the ability of Calton Acquisition Corp. to consummate an acquisition or business combination.

There may not be demand for the types of transactions which Calton Acquisition Corp. plans to pursue.

     Neither we nor Calton Acquisition Corp. has conducted, nor have others made available to us or Calton Acquisition Corp., market research indicating that demand exists for the transactions contemplated by Calton Acquisition Corp. Even in the event demand exists for a merger or acquisition of the type contemplated by Calton Acquisition Corp., Calton Acquisition Corp. may not be successful in completing any such business combination.

Reporting requirements may delay or preclude acquisition transactions.

     Section 13 of the Securities Exchange Act of 1934 requires companies subject thereto to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Calton Acquisition Corp. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act of 1934 are applicable.

Calton Acquisition Corp. could be subject to regulation under the Investment Company Act which could be costly and have an adverse effect on its operations.

     Although Calton Acquisition Corp. will be subject to regulation under the Securities Exchange Act of 1934, Calton Acquisition Corp. management believes Calton Acquisition Corp. will not be subject to regulation under the Investment Company Act of 1940, insofar as it will not be engaged in the business of investing or trading in securities. In the event Calton Acquisition Corp. engages in business combinations which result in Calton Acquisition Corp. holding passive investment interests in a number of entities, Calton Acquisition Corp. could be subject to regulation under the Investment Company Act of 1940. In such event, Calton Acquisition Corp. would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Calton Acquisition Corp. has obtained no formal determination from the Securities and Exchange Commission as to the status of Calton Acquisition Corp. under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject Calton Acquisition Corp. to material adverse consequences.

Calton Acquisition Corp. and its stockholders could be subject to taxation in connection with a business combination.

     Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Calton Acquisition Corp. may undertake. Currently, business combination transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Calton Acquisition Corp. intends to structure any business combination so as to minimize the federal and state tax consequences to both Calton Acquisition Corp. and the target company; however, Calton Acquisition Corp. can give no assurance that any such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The success of Calton Acquisition Corp.'s proposed business plan will depend to a great extent on the operations, financial condition and management of any identified target company.

     While management will prefer business combinations with entities having established operating histories, Calton Acquisition Corp. can give no assurance that it will be successful in locating a candidate meeting such criteria. In the event Calton Acquisition Corp. completes a business combination, Calton Acquisition Corp.'s operations will be dependent upon management of the target company and numerous other factors beyond Calton Acquisition Corp.'s control, including but not limited to:

     o difficulties in integrating acquired businesses into its operations, which could cost money and divert management from other important matters;

     o inability to manage the impact of growth on personnel, information systems and financial systems;

     o difficulty in recruiting additional managers with the skills necessary to operate successfully in new markets or to enhance the management of acquired companies;

     o    failure to retain key personnel at acquired companies; and

     o adverse short-term effects on operating results due to integration costs, restructuring charges, accounting, legal and investment banking fees, and other transaction-related obligations.

There is no public market for Calton Acquisition Corp. common stock, and no assurance can be given that a market will develop or that a shareholder will ever be able to liquidate his holdings without considerable delay, if at all.

     Calton Acquisition Corp. intends to seek to have its shares of common stock listed for trading on the OTC Bulletin Board as soon as practicable after the spin-off. Calton Acquisition Corp. can give no assurance that it will be able to qualify for trading on the OTC Bulletin Board. Even if Calton Acquisition Corp. qualifies for trading on the OTC Bulletin Board, it cannot guarantee that a market for its common stock will develop or be maintained. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of Calton Acquisition Corp. common stock. In addition, many brokerage firms may not be willing to effect transactions in the securities of Calton Acquisition Corp. Even if a purchaser finds a broker willing to effect a transaction in Calton Acquisition Corp.'s securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, lending institutions may not permit the use of Calton Acquisition Corp. securities as collateral for a loan.

Trading prices after the spin-off will be uncertain and may fluctuate significantly.

     As a result of the spin-off, you will own shares of Calton, Inc. common stock and shares of Calton Acquisition Corp. common stock. Following the spin-off, the shares of Calton, Inc. will continue to be traded on the American Stock Exchange, but unless and until the Calton Acquisition Corp. common stock becomes listed for trading on the OTC Bulletin Board, there will be no organized market for the shares of Calton Acquisition Corp. common stock you will receive through the spin-off. The combined price of Calton, Inc. common stock and Calton Acquisition Corp. common stock may be greater or less than, or equal to, the trading price of Calton, Inc. common stock immediately prior to the spin-off. The price of Calton Acquisition Corp. common shares could vary widely in response to various factors and events, including:

     o the number of common shares being sold and purchased in the marketplace;

     o    variations in Calton Acquisition Corp. operating results;

     o    press reports;

     o    regulation and industry trends;

     o rumors of significant events which can circulate quickly in the marketplace, particularly over the internet; and

     o the difference between Calton Acquisition Corp. actual results and the results expected by shareholders and analysts.

Blue Sky laws may prohibit sales of Calton Acquisition Corp. common stock.

     Many states have enacted statutes or rules that restrict or prohibit the sale of securities of a "blank check" company to residents so long as such company remains without specific business plans. To the extent shareholders of Calton Acquisition Corp., or any subsequent purchaser from such shareholders, may reside in a state that restricts or prohibits resale of shares in a "blank check" company, the shares of Calton Acquisition Corp. may be "restricted" from resale as long as the company is a shell company.

"Penny Stock" rules may adversely affect the ability to trade shares of Calton Acquisition Corp.

     It is likely that the Calton Acquisition Corp. common stock will be classified as a "penny stock" depending upon its market price and the manner in which it is traded. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information is proved by the exchange or the Nasdaq Stock Market. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a risk disclosure document that provides information about penny stocks and the nature and level of risk in the penny stock market and other information. In addition, the penny stock rules require a broker-dealer to enter into a special written agreement with respect to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a security that becomes subject to the penny stock rules. Prices for penny stocks are often not available and investors are often unable to sell such stocks.

Calton Acquisition Corp. has no intent to pay dividends.

     Calton Acquisition Corp. does not intend to pay any dividends in the foreseeable future. Any future payment of a cash dividend on Calton Acquisition Corp. common stock will be dependent upon the company's financial condition and other factors deemed relevant by its board of directors.

Calton Acquisition Corp. may issue preferred stock that may adversely affect holders of common stock.

     Calton Acquisition Corp. may issue shares of its preferred stock in the future without stockholder approval and upon such terms as its board of directors may determine. The rights of holders of Calton Acquisition Corp. common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock by Calton Acquisition Corp., while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of Calton Acquisition Corp. outstanding common stock. Calton Acquisition Corp. has no present plans to issue any shares of preferred stock.

Calton Inc. will continue to control Calton Acquisition Corp.

     After completion of the spin-off, we will own 85% of Calton Acquisition Corp.'s outstanding common stock. As a result, we will be able to control the vote of substantially all matters requiring approval by Calton Acquisition Corp. stockholders. Such matters include the election of directors and the approval of mergers or other business combination transactions. Calton Acquisition Corp. may be adversely impacted by the influence that we will have with respect to matters affecting the company.

Directors of Calton Acquisition Corp. will have limited personal liability for their actions.

     Subject to limitations imposed by Delaware law, Calton Acquisition Corp.'s certificate of incorporation provides that a Calton Acquisition Corp. director will not be personally liable to Calton Acquisition Corp. stockholders for monetary damages if such director breaches his fiduciary duty of care as a director, including breaches which constitute gross negligence. Thus, under certain circumstances, neither Calton Acquisition Corp. nor its stockholders will be able to recover damages even if the company's directors take actions which may be harmful to the interests of its stockholders.

                           FORWARD LOOKING STATEMENTS

     This Prospectus contains forward looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not historical facts but rather are based on current expectations, estimates, assumptions, beliefs and projections. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the control of Calton, Inc. and Calton Acquisition Corp., that are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements. Such risks and uncertainties include those described in "Risk Factors" and elsewhere in this Prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's view only as of the date of this Prospectus. Neither Calton, Inc. nor Calton Acquisition Corp. undertakes any obligation to update such statements or publicly release the result of any revisions to these forward-looking statements that they may make to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                            THE SPIN-OFF TRANSACTION

General

     We intend to "spin-off" 15% of our ownership of Calton Acquisition Corp. to our shareholders. In the spin-off transaction, we will distribute to each of our shareholders a dividend of one (1) share of Calton Acquisition Corp. common stock for each share of our common stock owned of record by such shareholder on ___________, 2000. As a result, Calton Acquisition Corp. will be 85% owned by us and 15% owned by our shareholders. There will be significant overlap between the management of Calton Acquisition Corp. and the management of Calton, Inc.

     Shareholders who hold shares of our common stock through brokerage and "street name" accounts, should expect to receive an account statement from their brokerage firm reflecting the number of shares of Calton Acquisition Corp. common stock received by such shareholders in the spin-off. Following the spin-off, shareholders who hold through brokerage accounts may request physical certificates of their shares of Calton Acquisition Corp. common stock.

     No holder of our common stock will be required to pay any cash or other consideration for shares of Calton Acquisition Corp. common stock received in the spin-off or to surrender or exchange shares of our common stock in order to receive shares of Calton Acquisition Corp. common stock. However, holders may be required to pay income taxes as a result of the spin-off.

Effective Date of the Spin-Off

     We expect to distribute the dividend of the Calton Acquisition Corp. common stock on or about ____________, 2000, but the distribution could be delayed.

Reasons for the Spin-Off

     We are effecting the spin-off as part of our strategic plan to enhance shareholder value through the acquisition of, or combination with, one or more operating businesses. We believe that the creation of a publicly traded shell corporation may facilitate our ability to attract potential business combination or acquisition candidates, particularly those that wish to be publicly traded.

Board And Shareholder Approval; Appraisal Rights

     After careful consideration, our board of directors unanimously approved the spin-off. We will not hold a meeting or solicit proxies for the spin-off as no approval of the spin-off is required under New Jersey law. Under New Jersey law, our shareholders have no right to appraisal of the value of their shares in connection with the spin-off.

Outside Consultants

     Neither we nor Calton Acquisition Corp. has engaged a consultant or other outside party to prepare a report, opinion or appraisal with respect to the spin-off.

Reasons for Furnishing the Prospectus to our Shareholders

     This prospectus is being furnished by us to provide information to those of our shareholders who will receive Calton Acquisition Corp. common stock in the spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Calton, Inc. or Calton Acquisition Corp.

Listing and Trading of our Common Stock and Calton Acquisition Corp.
Common Stock

     After the spin-off, our common stock will continue to be traded on the American Stock Exchange under the symbol CN. Calton Acquisition Corp. will seek to have its shares listed for trading on the OTC Bulletin Board as soon as practicable following completion of the spin-off. We anticipate that pending trading on the OTC Bulletin Board, if any, the Calton Acquisition Corp. common stock will trade in the "pink sheets" maintained by the National Quotation Bureau. The combined trading prices of our common stock and Calton Acquisition Corp. common stock may be greater or less than, or equal to, the trading price of our common stock immediately prior to the spin-off.

     Calton Acquisition Corp. initially will have approximately 338 stockholders of record based upon the number of shareholders of record we have as of _______, 2000. The prices at which Calton Acquisition Corp. common stock will trade will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for Calton Acquisition Corp. common stock, investor perception of Calton Acquisition Corp., Calton Acquisition Corp. dividend policy, and general economic and market conditions.

     Subject to the blue sky laws of certain states, shares of Calton Acquisition Corp. common stock distributed to our shareholders in the spin-off will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of Calton Acquisition Corp. after the spin-off, which generally includes individuals or entities that control, are controlled by, or are under common control with, Calton Acquisition Corp. and may include certain of its officers, directors and principal stockholders. Persons who are affiliates of Calton Acquisition Corp. will be permitted to sell their shares of Calton Acquisition Corp. common stock only pursuant to an effective registration statement under the Securities Act of 1933 or an exemption from the registration requirements of the Securities Act, such as that provided by Rule 144. Rule 144, as currently in effect, provides that "affiliates" of Calton Acquisition Corp. will be limited to selling within any three month period a number of shares not exceeding the greater of:

     o    1% of the then outstanding shares; or

     o the average weekly trading volume of the shares during the four calendar weeks preceding such sale.

Sales under Rule 144 are also subject to certain methods of sale provisions, notice requirements and the availability of current public information regarding the issuer of the security.

Material United States Federal Income Tax Considerations

     The discussion of U.S. Federal income tax consequences set forth below is a summary only and is not intended to address the specific tax consequences to each of our shareholders or to us. Each of our shareholders should consult his or her own tax advisor as to the Federal, state, local and foreign tax consequences of the spin-off to such shareholder. The discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended, regulations of the Treasury Department promulgated thereunder and published administrative rulings and judicial decisions. Shareholders should note that the tax law is subject to change in a manner that could retroactively and adversely affect them. Except as otherwise indicated herein, the discussion applies only to a shareholder that is a citizen or resident of the United States; a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate, the income of which is subject to U.S. federal income taxation regardless of source; or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the ability to control all substantial decisions of such trust.

     Our spin-off of Calton Acquisition Corp. will be a taxable distribution under the Internal Revenue Code of 1986, as amended (the "Code"). We will recognize gain equal to the excess of (x) the fair market value of the Calton Acquisition Corp. common stock on the distribution date, over (y) our adjusted tax basis in the Calton Acquisition Corp. common stock on such date. Each holder of our common stock who receives Calton Acquisition Corp. common stock in the spin-off will be treated as receiving a distribution in an amount equal to the fair market value of the Calton Acquisition Corp. common stock on the distribution date. The amount received in the distribution will not be taxable as a dividend to such shareholder assuming we, taking into consideration the gain if any, recognized by us in this spin-off, do not have any current or accumulated earnings and profits, which cannot be determined until our fiscal year-end. If we have no current or accumulated earnings and profits, then the distribution of Calton Acquisition Corp. common stock will be a nontaxable return of capital to the extent of each shareholder's adjusted tax basis in our common stock, with any remaining amount being taxed as a capital gain, assuming such shareholder has held our common stock as a capital asset. If such shareholder has held our common stock for more than one year, the capital gain will be subject to long-term capital gains rates. In the event that at fiscal year-end we have current earnings and profits, the distribution to our shareholders will be taxable as a dividend to the extent of the fair market value of Calton Acquisition Corp. common stock, not to exceed the amount of our current earnings and profits. Any amount of the distribution in excess of our current earnings and profits would be treated as a nontaxable return of capital as described above.

     The tax basis in a shareholder's share of our common stock after the spin-off will be reduced by the portion of the distribution, if any, that was treated as a nontaxable return of capital. The tax basis of such shareholder's shares of Calton Acquisition Corp. common stock received in the spin-off will be their fair market value as of the distribution date, and the holding period for such shares will commence the day following the distribution.

     Subject to certain limitations, a corporate shareholder will be eligible for the dividends-received deduction provided for under section 243 of the Internal Revenue Code with respect to the portion, if any, of the amount received that is taxable to such shareholder as ordinary dividend income. No dividends-received deduction is available with respect to any portion of the amount received that is treated as a tax-free return of capital or as gain from the sale or exchange of Calton, Inc. common stock.

     Under certain circumstances described in section 1059 of the Internal Revenue Code, if the dividends-received deduction is allowed with respect to any portion of the amount distributed to a corporate shareholder, (i) the tax basis of such shareholder in its Calton, Inc. common stock will be subject to reduction, and (ii) gain may be recognized by such shareholder to the extent basis would otherwise be reduced below zero.

     The amount distributed to a non-corporate shareholder will be subject to backup withholding unless such shareholder has provided to us an IRS Form W-9, certifying (under penalties of perjury) that the taxpayer identification number provided is correct (or that such shareholder is awaiting assignment of a taxpayer identification number) and that either the IRS has not notified the shareholder that such shareholder is subject to backup withholding as a result of a failure to report interest or dividends or the IRS has notified the shareholder that such shareholders may obtain a refund or credit if the required information is furnished to the IRS. Corporate shareholders are exempt from backup withholding if adequate basis exists for such exemption.

                                 DIVIDEND POLICY

     Calton Acquisition Corp. does not expect to declare or pay any dividends in the foreseeable future. Future dividend policy will depend on various factors including whether it is successful in consummating a business combination or acquisition and the type of business, if any, it acquires or with which it combines.

                SELECTED CALTON ACQUISITION CORP. FINANCIAL DATA

     The following table sets forth certain selected Calton Acquisition Corp. financial data. All the data should be read in conjunction with "Management's Discussion and Analysis of Calton Acquisition Corp. Financial Condition and Results of Operations" and Calton Acquisition Corp.'s financial statements and notes thereto.


                         SELECTED FINANCIAL INFORMATION

                  Statement of Operations Data:

                                                                                           April 20, 2000
                                                                                            (inception)
                                                                                              through
                                                                                            May 1, 2000
                                                                                           --------------
                  Revenues.............................................                     $       ---
                  Expenses.............................................                         (23,785)
                                                                                                --------
                  Operating Income (loss)..............................                         (23,785)
                  Other Income.........................................                             167
                  Net Income...........................................                         (23,618)
                  Net Income (loss) per common share basic and
                    diluted............................................                     $       ---
                  Weighted average shares outstanding basic and
                    diluted............................................                      29,045,626


                  Balance Sheet Data:                                                      April 30, 2000
                                                                                           --------------

                  Working Capital.......................................................     $1,000,167
                  Total Assets..........................................................      1,000,167
                  Total Liabilities.....................................................        773,785
                  Shareholders Equity...................................................        226,382


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  CALTON ACQUISITION CORP. FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with Calton Acquisition Corp.'s Financial Statements and the accompanying Notes set forth elsewhere in this Prospectus.

     Calton Acquisition Corp. is a newly organized company which was formed to pursue a merger or other business combination with an operating business. To date, Calton Acquisition Corp.'s efforts have been limited to organizational activities.

     In May 2000, Calton, Inc. loaned $750,000 in cash to Calton Acquisition Corp and made an equity contribution of $250,000. The loan has a three year term and bears interest at a rate of 7% per annum. All principal and interest due in connection with the loan is to be paid in one payment on the loan's maturity date in May 2003. Substantially all of the working capital needs of Calton Acquisition Corp. will be attributable to the identification, evaluation and selection of a suitable acquisition or business combination candidate, and thereafter to structure, negotiate and consummate a business combination or acquisition with such candidate. Management expects that the cash loaned and contributed by Calton, Inc. will be sufficient to support those capital needs.

                DESCRIPTION OF CALTON ACQUISITION CORP. BUSINESS

General

     Calton Acquisition Corp. was incorporated on April 20, 2000, under the laws of the State of Delaware. Calton Acquisition Corp. is a wholly-owned subsidiary of Calton, Inc., a New Jersey corporation, and was formed in order to seek out business opportunities. Calton Acquisition Corp. is currently a "shell" corporation having no commercial operations. To date, Calton Acquisition Corp.'s activities have been organizational in nature, and as a result, Calton Acquisition Corp. must be considered to be in its developmental stage.

     Calton Acquisition Corp. intends to merge or combine with or acquire a business entity in exchange for securities. Calton Acquisition Corp. has no particular acquisition in mind and has not entered into any negotiations regarding such an acquisition. Neither Calton Acquisition Corp.'s officers and directors nor any affiliate has engaged in any negotiations with any representative of any company regarding the possibility of an acquisition, business combination or merger involving Calton Acquisition Corp. and such other company.

Business Plan

     Calton Acquisition Corp.'s purpose is to seek, investigate and, if such investigation warrants, merge or combine with or acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Act. Calton Acquisition Corp. will not restrict its search to any specific business, industry, or geographical location and it may participate in a business venture of virtually any kind or nature.

     Calton Acquisition Corp. may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Calton Acquisition Corp. may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

     Calton Acquisition Corp. anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Management believes (but has not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for stockholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     The analysis of new business opportunities will be undertaken by, or under the supervision of, Calton Acquisition Corp. officers and directors. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for future research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Calton Acquisition Corp.; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of Calton Acquisition Corp.'s virtually unlimited discretion to search for and enter into potential business opportunities.

     Calton Acquisition Corp. may enter into a business combination with a business entity that desires to establish a public trading market for its shares. A target company may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with Calton Acquisition Corp. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public stockholders or the inability to obtain an underwriter or to obtain an underwriter on satisfactory terms.

     Calton Acquisition Corp. will not restrict its search for any specific kind of business entity, but may acquire a venture which is in its preliminary or development state, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which Calton Acquisition Corp. may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Calton Acquisition Corp. may offer.

     Calton Acquisition Corp. management, will rely upon its own efforts in accomplishing the business purposes of Calton Acquisition Corp. Outside consultants or advisors may be utilized by Calton Acquisition Corp. to assist in the search for qualified target companies. If Calton Acquisition Corp. does retain such an outside consultant or advisor, any cash fee earned by such person may need to be assumed by a third party or the target company, as Calton Acquisition Corp. has limited cash assets with which to pay such obligation.

     Following a business combination, Calton Acquisition Corp. may benefit from the services of others in regard to accounting, legal services, underwritings and corporate public relations. If requested by a target company, management may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

     A potential target company may have an agreement with a consultant or advisor providing that services of the consultant or advisor be continued after any business combination. Additionally, a target company may be presented to Calton Acquisition Corp. only on the condition that the services of a consultant or advisor be continued after a merger or acquisition. Such preexisting agreements of target companies for the continuation of the services of attorneys, accountants, advisors or consultants could be a factor in the selection of a target company.

Acquisition Opportunities

     In implementing a structure for a particular business acquisition, Calton Acquisition Corp. may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. Calton Acquisition Corp. may also acquire stock or assets of an existing business.

     While the terms of a business transaction to which Calton Acquisition Corp. may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     With respect to any merger or acquisition negotiations with a target company, management expects to focus on the percentage ownership of Calton Acquisition Corp. which target company shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Calton Acquisition Corp. stockholders will in all likelihood hold a substantially lesser percentage ownership interest in Calton Acquisition Corp. following any merger or acquisition. The percentage of ownership may be subject to significant reduction in the event Calton Acquisition Corp. acquires a target company with substantial assets. Any merger or acquisition effected by Calton Acquisition Corp. can be expected to have a significant dilutive effect on the percentage of shares held by Calton Acquisition Corp. stockholders at such time.

     Calton Acquisition Corp. will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, and will include miscellaneous other terms.

     Calton Acquisition Corp. will not acquire or merge with any entity that cannot provide audited financial statements at or within a reasonable period of time after closing of the proposed transaction. Calton Acquisition Corp. is subject to all of the reporting requirements included in the Securities Exchange Act of 1934. Included in these requirements is the duty to file audited financial statements as part of or within 60 days following a Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Calton Acquisition

Corp.'s audited financial statements included in its annual report on Form 10-K. If such audited financial statements are not available at closing, or within time parameters necessary to ensure Calton Acquisition Corp.'s compliance with the requirements of the Securities Exchange Act of 1934, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the discretion of Calton Acquisition Corp.'s present management.

     Calton Acquisition Corp. does not intend to restrict its search for business opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its resources. This includes industries such as information technology, finance, natural resources, manufacturing, product development, medical, communications and others. Calton Acquisition Corp.'s discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

     To date, Calton Acquisition Corp. has not identified any business opportunity that it plans to pursue, nor has Calton Acquisition Corp. reached any agreement or definitive understanding with any person or entity concerning an acquisition.

     As a consequence of this registration of securities, any entity which has an interest in being acquired by, or merging into, Calton Acquisition Corp. is expected to be an entity that desires to become a public company and establish a public trading market for its securities. There are various reasons why an entity would wish to become a public company, including:

     o the ability to use registered securities as currency in acquisitions of assets or businesses;

     o    increased visibility in the financial community;

     o    the facilitation of borrowing from financial institutions;

     o    increased liquidity to investors;

     o    greater ease in raising capital;

     o compensation of key employees through varying types of equity incentives;

     o    enhanced corporate image; and

     o    a presence in the United States capital markets.

     Management believes that the sought after business opportunity will likely be:

     o a business entity with the goal of becoming a public company in order to use Calton Acquisition Corp.'s registered securities for the acquisition of assets or businesses;

     o a company which is unable to find an underwriter of its securities or is unable to find an underwriter of its securities on terms acceptable to it;

     o a company that wishes to become public with less dilution of its common stock than would occur upon an underwriting;

     o a company that believes that it will be able to obtain investment capital on more favorable terms after it has become public; or

     o a foreign company that wishes to make an initial entry into the United States securities markets.

     Calton Acquisition Corp. is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months, or perhaps longer. No assurances can be given that Calton Acquisition Corp. will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Employees

     Calton Acquisition Corp. has seven employees and believes that its relations with its employees are satisfactory.

Properties

     Through an oral agreement with Calton, Inc., the operations of Calton Acquisition Corp. are located at the offices of Calton, Inc. in Red Bank, New Jersey and Vero Beach, Florida. There is no rental charge to Calton Acquisition Corp. for office space, equipment rental or phone usage. Calton Acquisition Corp. does not anticipate acquiring separate office facilities until such time as it completes a merger, acquisition or other business combination.

Competition

     Calton Acquisition Corp. expects to encounter substantial competition in its efforts to locate attractive business opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities and other persons have significantly greater financial and personnel resources and technical expertise than Calton Acquisition Corp. Calton Acquisition Corp. may also experience competition from other public "shell" corporations, some of which may have more funds available to them than Calton Acquisition Corp. does. As a result of Calton Acquisition Corp.'s combined limited financial resources and limited management availability, Calton Acquisition Corp. will continue to be at a significant competitive disadvantage compared to its competitors.

                     MANAGEMENT OF CALTON ACQUISITION CORP.

     Calton Acquisition Corp.'s directors and executive officers as of the date of this prospectus are listed below and brief summaries of their business experience and certain other information with respect to them is set forth in the following table and the information which follows the table:

        Name                               Age                            Position
        ----                               ---                            --------
Anthony J. Caldarone                        62          Chairman, President and Chief Executive Officer
J. Ernest Brophy                            74          Director
Mark N. Fessel                              43          Director
Kenneth D. Hill                             58          Director
Robert E. Naughton                          62          Director
Frank Cavell Smith, Jr.                     53          Director
David J. Coppola                            40          Vice President and Treasurer
Maria F. Caldarone                          36          Vice President of Corporate Development
Christopher J. Burk                         36          Vice President of Acquisitions
Laura A. Camisa                             37          Vice President of Strategic Planning
Kelly S. McMakin                            38          Senior Vice President of Accounting

     Each of the directors and officers was appointed to his or her current position with Calton Acquisition Corp. upon its formation and organization in April 2000 and serves in a comparable position with Calton, Inc.

     Mr. Caldarone was reappointed as Chairman, President and Chief Executive Officer of Calton, Inc. in November 1995, having previously served in such capacities from the inception of Calton, Inc. in 1981 through May 1993. From June 1993 through October 1995, Mr. Caldarone served as a director of Calton, Inc. Mr. Caldarone is a licensed real estate broker in the State of New Jersey.

     Mr. Brophy is a self-employed attorney and Certified Public Accountant specializing in tax consultation. He was reappointed as a Director of Calton, Inc. in November 1995, having served in such capacity from March 1983 through November 1985 and from April 1986 through May 1993. From 1992 through March 1996, Mr. Brophy served as Chief Financial Officer and a director of Hurdy-Gurdy International, Inc., a company that marketed sorbet products.

     Mr. Fessel has served as a Director of Calton, Inc. since May 1993. Since 1985, Mr. Fessel has owned and operated a real estate company and has acted as principal in numerous commercial and residential real estate developments throughout the northeast. In 1984, Mr. Fessel served as the Vice President of Acquisitions of the Meredith Organization, a nationally recognized real estate developer.

     Mr. Hill has served as a Director of Calton, Inc. since April 1999. He is currently Chief Executive Officer of eCalton.com, Inc. a wholly owned subsidiary of Calton, Inc. Since 1975, he has founded and managed computer-related companies, including NASTEC Corporation, a developer of computer-aided software engineering development tools, from 1982 until its acquisition in 1987, and Multiple Technologies Corporation, a consulting and application development company, from 1975 to 1982. From January 1994 through February 1996, he was employed as a consultant by KDH Enterprises, Inc. From March 1997 through April 1998, Mr. Hill served as President and Chief Executive Officer of DataTell Solutions, Inc., a regional systems integration company that filed for federal bankruptcy protection in May 1998. He served as President and Chief Executive Officer of National AmeriServe, Inc., an internet business solutions provider, from May 1998 through October 1998, when it merged with iAW, Inc., the predecessor of eCalton.com, Inc.

     Mr. Naughton has served as a Director of Calton, Inc. since April 1999. He has served as President and CEO of SIG, Inc. since its founding in 1990. SIG, Inc. is an information technology consulting firm specializing in network design and management, technology transition, business profit improvement, project management, e-business and staff augmentation. Prior to 1990, Mr. Naughton held management positions with AGS Information Services, Compuware and SPR Corporation. He has 23 years of experience in the information technology industry, including sales, marketing, recruiting and P&L management.

     Mr. Smith has served as a Director of Calton, Inc. since May 1993. Since 1990, Mr. Smith has been associated with the MEG Companies as a Senior Consultant responsible for corporate real estate consulting activities. From 1977 to 1990, Mr. Smith served as a Real Estate Consultant and Real Estate Development Manager for The Spaulding Co., Inc. Mr. Smith also is an adjunct faculty member at Boston University and a member of the Board of Trustees of Shelter, Inc.

     Mr. Coppola was appointed Treasurer of Calton, Inc. in January 1999. He served as Calton, Inc.'s Controller from 1992 until 1999 and was appointed as a Vice President of Calton, Inc. in 1993. Mr. Coppola is a Certified Public Accountant.

     Ms. Caldarone served as the Director of Business Development of Calton, Inc. from January 1999 until she was appointed as a Vice President of Calton, Inc. in January 2000. From 1995 through January 1999, Ms. Caldarone was a non-practicing attorney. Prior to 1995, Ms. Caldarone was employed by Trafalgar Homes from December 1993 to November 1994, where she served as Director of Land Acquisition. Ms. Caldarone is a licensed attorney in the State of Florida. Ms. Caldarone is the daughter of Mr. Caldarone.

     Mr. McMakin was appointed Senior Vice President of Calton, Inc. in January 2000. From 1993 through January 2000, Mr. McMakin served as Controller and Treasurer of Florafax International, Inc., a publicly traded floral wire service and credit card processor headquartered in Vero Beach, Florida. Mr. McMakin is a Certified Public Accountant.

     Mr. Burk was hired as Vice President of Acquisitions by Calton, Inc. in March 2000. From 1990 until March 2000 he was a principal at a privately held investment management firm which invested in both large and small emerging growth companies. In addition, Mr. Burk has served as Chairman of a closely held telecommunications firm he founded in 1993.

     Ms. Camisa was hired as a Financial Analyst by Calton, Inc. in March 2000. In April 2000, she was appointed as Vice President of Calton, Inc. She held the position of Director of Investor Relations and Financial Analyst at Hovnanian Enterprises, Inc. from June 1998 through February 2000. Following her completion of the Analyst Training program at Kidder, Peabody & Co., Ms. Camisa held the position of Financial Analyst - International Mergers & Acquisitions at Marsh & McLennan Companies, Inc. from January 1995 to May 1998.

                             EXECUTIVE COMPENSATION

     No executive officer has received any cash compensation from Calton Acquisition Corp. since its inception for services rendered. Prior to the consummation of a business combination or acquisition, if any, none of Calton Acquisition Corp.'s officers will receive any compensation other than reimbursement for out-of-pocket expenses incurred in connection with the activities of Calton Acquisition Corp. There is no limit on the amount of such out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than the board of directors, which includes persons who may seek reimbursement.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The spin-off will be on the following basis: one (1) share of Calton Acquisition Corp. common stock to each Calton, Inc. shareholder for each share of Calton, Inc. common stock owned on ________, 2000. In connection with the spin-off, no options or warrants will be issued to holders of options or warrants to acquire Calton, Inc. common stock.

     The following table sets forth certain information regarding the anticipated beneficial ownership of Calton Acquisition Corp. common stock following the spin-off by:

     o each person anticipated by Calton, Inc. to own beneficially 5% or more of Calton Acquisition Corp.'s common stock;

     o    Calton Acquisition Corp.'s directors and officers; and

     o    all Calton Acquisition Corp. directors and officers as a group.

     Unless otherwise indicated, the information in the table is based upon the actual holdings of Calton, Inc. common stock as of _______, 2000 and such information is derived based upon the hypothetical assumption that the effective date of the spin-off was _________, 2000, so as to inform the reader what the beneficial ownership of Calton Acquisition Corp. common stock would have been at that time. Actual ownership on the date the spin-off takes effect may vary from that shown in the table.

     Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares, subject to community property laws, where applicable, and the information contained in the notes to the table.

                                                                            Amount and Nature of         Percent of
Name of Beneficial Owner                                                    Beneficial  Ownership           Class
------------------------                                                    ---------------------           -----
Calton, Inc.                                                                     24,688,782                  85.0%

Anthony J. Caldarone...........................................                   1,207,755(1)                4.1%

J. Ernest Brophy...............................................                       6,766                    (2)

Mark N. Fessel..............................................                          6,234                    (2)

Kenneth D. Hill................................................                      16,583(3)                 (2)

Frank Cavell Smith, Jr.........................................                          --                    --

Robert E. Naughton.............................................                       2,686                    (2)

David J. Coppola...............................................                       4,000

Maria F. Caldarone.............................................                          --                    (2)

Kelly S. McMakin...............................................                          --                    --

Christopher J. Burk............................................                       5,244                    (2)

Laura A. Camisa................................................                       1,000                    (2)

All Directors and Executive Officers as a Group
(11 persons) (1) and (3).......................................                   1,250,268                   4.3%

---------------------

(1) Includes an aggregate of 456,241 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares Mr. Caldarone disclaims any beneficial interest.

(2) Shares beneficially owned do not exceed 1% of Calton Acquisition Corp. outstanding common stock.

(3) Includes 8,000 shares held by Mr. Hill's spouse, as to which shares he disclaims any beneficial interest.

              DESCRIPTION OF CALTON ACQUISITION CORP. CAPITAL STOCK

General

     Calton Acquisition Corp.'s authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.01 par value per share. Upon the completion of the spin-off transaction, there will be approximately 29,045,626 shares of common stock and no shares of preferred stock outstanding.

Common Stock

     Each share of common stock entitles the holder thereof to one vote on all matters submitted to the shareholders. Since the common stock does not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of the directors and holders of the remaining shares could not elect any directors. The shares are not subject to redemption and there are no preemptive rights. All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock are entitled to receive dividends out of funds legally available for distribution when, as and if declared by the board of directors. The payment of cash dividends on the common stock is unlikely for the foreseeable future. Upon any liquidation, dissolution or winding up of Calton Acquisition Corp., holders of common stock are entitled to share pro rata in any distribution to the holders of common stock.

     It is estimated that after the spin-off transaction, there will be approximately 338 record holders of the common stock.

Preferred Stock

     The certificate of incorporation of Calton Acquisition Corp. authorizes the board of directors to issue shares of preferred stock in one or more series with such dividend, liquidation, conversion, redemption and other rights as the board establishes at the time. Stockholder approval is not required to issue preferred stock. To the extent that Calton Acquisition Corp. issues any shares of preferred stock, the ownership interest and voting power of existing stockholders could be diluted.

     The preferred stock could be issued in one or more series with such voting, conversion and other rights as would discourage possible acquirers from making a tender offer or other attempt to gain control of Calton Acquisition Corp., even if such transaction were generally favorable to its stockholders. In the event of a proposed merger, tender offer or other attempt to gain control of Calton Acquisition Corp. which the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The Board could authorize holders of the preferred stock to vote, either separately as a class or with the holders of common stock, on any merger, sale or exchange of assets or other extraordinary corporate transaction. Preferred stock may be used to discourage possible acquirers from making a tender offer or other attempt to gain control of Calton Acquisition Corp. with a view to imposing a merger or sale of all or any part of Calton Acquisition Corp.'s assets, even though a majority of stockholders may deem such acquisition attempts to be desirable. Preferred stock may also be used as consideration for any acquisitions that Calton Acquisition Corp. undertakes, either alone or in combination with shares, notes or other assets including cash or other liquid securities.

Penny Stock Rules

     The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock," for the purposes relevant to Calton Acquisition Corp., as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stocks; and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If Calton Acquisition Corp.'s stock is listed at a price of less than $5.00, the stock will be a penny stock. As a penny stock, the shares could be less liquid than if the stock was not so classified.

Transfer Agent and Registrar

     Calton Acquisition Corp.'s transfer agent is: First City Transfer Company, Iselin, New Jersey.

                                  LEGAL MATTERS

     Certain legal matters with respect to the common stock being offered hereby will be passed upon for Calton Acquisition Corp. by Giordano, Halleran & Ciesla, A Professional Corporation, Middletown, New Jersey.

                                     EXPERTS

     The financial statements as of May 1, 2000 and for the period from April 20, 2000 to May 1, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

     Calton Acquisition Corp. has filed with the Commission a registration statement on Form S-1 with respect to the common stock to be distributed hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to Calton Acquisition Corp. and the common stock, reference is made to the registration statement and the exhibits and schedules thereto. You may inspect and copy any document filed by Calton Acquisition Corp. with the Commission at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Reports, proxy and information statements and other information filed electronically by Calton Acquisition Corp. with the Commission are available at the Commission's World Wide Web Site at http://www.sec.gov. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     Upon completion of the spin-off, Calton Acquisition Corp. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Calton Acquisition Corp. with the Commission may be inspected and copied at the public reference facilities maintained by the Commission referenced above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants............................................................      F-2

Balance Sheet as of May 1, 2000..............................................................      F-3

Statement of Operations for the Period April 20, 2000 (Inception) through May 1, 2000........      F-4

Statement of Cash Flows for the Period April 20, 2000 (Inception) through May 1, 2000........      F-5

Statement of Shareholder's Equity for the Period April 20, 2000 (Inception) through
  May 1, 2000................................................................................      F-6

Notes to Financial Statements................................................................      F-7

                        Report of Independent Accountants


To Calton Acquisition Corporation:

In our opinion, the accompanying balance sheet and the related statements of operations, cash flows and shareholder's equity present fairly, in all material respects, the financial position of Calton Acquisition Corporation at May 1, 2000 and the results of its operations and its cash flows for the period from April 20, 2000 to May 1, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
May 19, 2000

Calton Acquisition Corp.

Balance Sheet
As of May 1, 2000
--------------------------------------------------------------------------------

Assets                                                                                            $  1,000,167
                                                                                                  ------------
    Cash and cash equivalents
    Total assets                                                                                  $  1,000,167
                                                                                                  ------------
Liabilities and Shareholder's Equity
Current liabilities
    Accrued expenses                                                                              $     23,785
                                                                                                  ------------
      Total current liabilities                                                                         23,785
                                                                                                  ------------
    Long-term note payable                                                                             750,000
                                                                                                  ------------
Total liabilities                                                                                      773,785
                                                                                                  ------------
Shareholder's Equity
    Common stock, $0.001 par value, 100,000,000 shares authorized; 29,045,626 issued and
      outstanding                                                                                       29,046
    Preferred stock, $0.01 par value, 10,000,000 shares authorized;
      none issued                                                                                           --
    Paid in capital                                                                                    220,954
    Accumulated deficit                                                                                (23,618)
                                                                                                  ------------
    Total shareholders' equity                                                                         226,382
                                                                                                  ------------
       Total liabilities and shareholder's equity                                                 $  1,000,167
                                                                                                  ------------



   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Statement of Operations
For the Period April 20, 2000 (Inception) Through May 1, 2000
--------------------------------------------------------------------------------

                                                                                                 April 20, 2000
                                                                                                  (inception)
                                                                                                    Through
                                                                                                   May 1, 2000
                                                                                                 --------------
Revenues                                                                                          $         --
Expenses                                                                                               (23,785)
                                                                                                  ------------
Operating income (loss)                                                                                (23,785)
Other income                                                                                               167
                                                                                                  ------------
Income (loss) before taxes                                                                             (23,618)
                                                                                                  ============
Income (loss) per share basic and diluted                                                         $        ---
                                                                                                  ============
Weighted average shares outstanding basic and diluted                                               29,045,626
                                                                                                  ============


   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Statement of Cash Flows
For the Period April 20, 2000 (Inception) Through May 1, 2000
--------------------------------------------------------------------------------


                                                                                      April 20, 2000
                                                                                        (inception)
                                                                                          Through
                                                                                        May 1, 2000
                                                                                      --------------
Cash flows from operating activities
    Net income (loss)                                                                  $     (23,618)
    Adjustments to reconcile net income to cash used by operating activities
      Accrued expenses                                                                        23,785
                                                                                       -------------
    Net cash flows provided by operating activities                                              167
                                                                                       -------------
Cash flows from investing activities                                                              --
                                                                                        ------------
Cash flows from financing activities
    Capital contributed upon formation of the Company                                        250,000
    Proceeds from the issuance of long-term debt                                             750,000
                                                                                        ------------
                                                                                           1,000,000
                                                                                        ------------
Net increase in cash and cash equivalents                                                  1,000,167
Cash and cash equivalents at beginning of the period                                              --
                                                                                        ------------
Cash and cash equivalents at end of period                                              $  1,000,167
                                                                                        ------------


   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Statement of Shareholder's Equity
For the Period April 20, 2000 (Inception) Through May 1, 2000
--------------------------------------------------------------------------------


                                              Total Shareholder's       Common         Paid In       Accumulated
                                                     Equity              Stock         Capital         Deficit
                                              -------------------       ------         -------       ------------
Balance April 20, 2000 (inception)               $           --       $        --    $        --   $             --
Capital contributed upon formation of the
   Company                                              250,000            29,046        220,954                 --
Net income (loss)                                       (23,168)               --             --            (23,618)
                                                 --------------       -----------    -----------   ----------------
Balance May 1, 2000                              $      226,382       $    29,046    $   220,954   $        (23,618)
                                                 --------------       -----------    -----------   ----------------







   The accompanying notes are an integral part of these financial statements.

Calton Acquisition Corp.

Notes to Financial Statements
--------------------------------------------------------------------------------


1.       General and Summary of Significant Accounting Policies

         Organization and Description of the Company
         Calton Acquisition Corp. ("Company") was incorporated in the state of Delaware on April 20, 2000 for the purpose of pursuing a merger, acquisition, or other business combinations with an operating business. Currently, the Company has no revenues or material operations. As of the date of these financial statements, the Company is wholly owned by Calton, Inc. (the "Parent"). Direct expenses will be paid by the Company, while indirect expenses such as personnel costs and general corporate overhead will be absorbed by the parent until such time as the Company completes a merger, acquisition or other business combination.

         Cash and Cash Equivalents
         Cash and cash equivalents consist of short-term, highly liquid investments, with original maturities of three months or less, that are readily convertible into cash.

         Risks and Uncertainties
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Fair Value of Financial Instruments
         The carrying amounts for the Company's cash and cash equivalents, and note payable are reflected in the financial statements at cost, which for cash approximates fair value. However, the note is with the parent, and was issued at an interest rate that is not representative of an arms length market rate. If this note had been issued in an arms length transaction, management estimates that the present value of the note would have an approximate value of $530,000.

         Concentration of Credit Risk
         The Company maintains it's cash balances with First Union National Bank ("First Union"). Amounts on hand at First Union are in excess of federally insured limits. Should First Union become insolvent, it could have a material adverse effect on the financial position of the Company.

         Impact of Recently Issued Accounting Standards
         In June 1999, the Financial Accounting Standards Board ("FASB") issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133. SFAS No. 137 defers for one year the effective date of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 will now apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 will require the Company to report all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. The Company will adopt SFAS No. 133 as required in fiscal year 2001.

Calton Acquisition Corp.

Notes to Financial Statements
--------------------------------------------------------------------------------


         Management believes that adoption of this Statement will not have a material effect on the earnings or financial position of the Company.

2.       Long-Term Debt

         Long-term debt at May 1, 2000 consisted of a $750,000 unsecured promissory note from the Parent, bearing interest at 7% per annum, with principal and interest due May 1, 2003.

3.       Shareholder's Equity

         The Company's Certificate of Incorporation provides for 100,000,000 authorized shares of Common Stock (par value $.001), and 10,000,000 shares of Preferred stock (par value $.01). Upon the Company's formation, 29,045,626 shares were issued to the Parent for consideration of $250,000 cash. None of the Preferred Stock is issued or outstanding.

4.       Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. No deferred tax assets or liabilities have been recorded as of May 1, 2000.

         The Company is reporting an operating loss for the period ended May 1, 2000. However, no tax benefit has been recorded, due to the uncertainty surrounding the ability to realize the associated tax asset on a separate company basis.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses Of Issuance And Distribution.

     The following table sets forth an estimate of the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered:


Registration Fee - Securities and Exchange Commission..............    $    10
Transfer Agent and Registrar Fee and Expenses......................      5,000*
Legal Fees and Expenses............................................     40,000*
Accounting Fees and Expenses.......................................     10,000*
Printing and Engraving Expenses....................................     25,000*
Miscellaneous......................................................      5,000*
                                                                       --------
         Total.....................................................    $85,010*

*Estimate

Item 14.  Indemnification Of Directors And Officers.

     Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth.

     Article XI of the By-laws of Calton Acquisition Corp. (the "Corporation") provides for the indemnification of each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or that he or she, being at the time a director or office of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including services with respect to an employee benefit plan (collectively, "Another Enterprise") or ("Other Enterprise").

     More specifically, whether the basis of such Proceeding is alleged action or inaction in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such Other Enterprise, or in any other capacity related to the Corporation or such Other Enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted under Section 145 of the Delaware General Corporation Law (or any successor provision or provisions or any successor acts) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorney's fees, judgments, fines, excise taxes assessed in connection with an employee benefit plan or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

     The persons indemnified by Article XI of the Corporation's By-laws are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the corporation, or director, officer, employee or agent of such Other Enterprise; and shall inure to the benefit of the indemnitee's heirs executors and administrators.

     Notwithstanding the foregoing, except as may be provided in the Certificate of Incorporation or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board of Directors.

     The right to indemnification conferred in Article XI of the Corporation's By-laws: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of said By-laws with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Certificate of Incorporation, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding.

     Moreover, the rights to indemnification and to the advancement of expenses conferred in said Article XI of the Corporation's By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under said By-laws or under any statute, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate of Incorporation may contain such other provisions concerning indemnification, including provisions specifying reasonably procedures relating to and conditions to the receipt by indemnities of indemnification. In the event of a conflict between the indemnification provision of these By-laws and an indemnification provisions of the Certificate of Incorporation, the Certification of Incorporation shall prevail.

     The Corporation's By-laws further provide that the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of Another Enterprise) or to persons who are or were a director, officer, employee agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of Another Enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article XI in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

     The Corporation maintains a liability insurance policy providing coverage for its directors and officers and certain other persons in an amount up to an aggregate limit of $15,000,000 for any single occurrence.

Item 15.  Recent Sales Of Unregistered Securities.

     On April 20, 2000, the registrant issued 29,045,626 shares of common stock to Calton, Inc. for an aggregate price of $250,000. The issuance and sale of these shares was made in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction not involving any public offering. Since April 20, 2000, Calton Acquisition Corp. has not made any sales of unregistered securities.

Item 16.  Exhibits and Financial Statement Schedules.

     A. Exhibits. The following Exhibits are filed as a part of this Registration Statement:

      Exhibit No.                                    Description
      -----------                                    -----------
          3.1             Certificate of Incorporation of the Registrant

          3.2             Certificate of Amendment of Certificate of Incorporation of Registrant

          3.3             By-laws of the Registrant

          4.1             Specimen certificate for Common Shares of the Registrant

          5.1             Opinion of Giordano, Halleran & Ciesla, P.C. as to the legality of the common shares being registered (including consent)

         10.1             Promissory Note dated May 1, 2000 issued by Registrant to Calton, Inc.

         23.1             Consent of PricewaterhouseCoopers LLP.

         23.2             Consent of Giordano, Halleran & Ciesla, P.C. (see Exhibit 5.1)

         24.1             Power of Attorney (included in the signature page of this Registration Statement)

        27               Financial Data Schedule

--------------------

     Financial Statement Schedules

     All schedules are omitted because the required information is either presented in the financial statements or notes thereto, or is not applicable, required or material.

Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 14 above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Red Bank, State of New Jersey, on May 30, 2000.

                                       CALTON ACQUISITION CORP.
                                       (Registrant)


                                       By: /s/ Anthony J. Caldarone
                                           ------------------------------------
                                           Anthony J. Caldarone
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Anthony
J. Caldarone and David J. Coppola or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed effective as of May , 2000 by the following persons in the capacities indicated below.


               Name                                                   Title                            Date
               ----                                                   -----                            ----
/s/ Anthony J. Caldarone
-----------------------------------------             Chairman of the Board, President and         May 30, 2000
Anthony J. Caldarone                                  Chief Executive Officer (Principal
                                                      Executive Officer)

/s/ David J. Coppola
-----------------------------------------             Vice President and Treasurer                 May 30, 2000
David J. Coppola                                      (Principal Financial and Accounting
                                                      Officer)

/s/ Frank Cavell Smith, Jr.
-----------------------------------------             Director                                     May 30, 2000
Frank Cavell Smith, Jr.

/s/ Mark N. Fessell
-----------------------------------------             Director                                     May 30, 2000
Mark N. Fessell

/s/ Kenneth D. Hill
-----------------------------------------             Director                                     May 30, 2000
Kenneth D. Hill

/s/ J. Ernest Brophy
-----------------------------------------             Director                                     May 30, 2000
J. Ernest Brophy

/s/ Robert E. Naughton
-----------------------------------------             Director                                     May 30, 2000
Robert E. Naughton